EXHIBIT 32.1


                    CERTIFICATION OF CEO AND CFO PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q of Occidental Petroleum Corporation (the "Company") for the quarterly period ending September 30, 2003, as filed with the Securities and Exchange Commission on November 3, 2003 (the "Report"), Ray R. Irani, as Chief Executive Officer of the Company, and Stephen
I. Chazen, as Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge:

     (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


/s/ Ray R. Irani
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Name:  Ray R. Irani
Title: Chairman of the Board of Directors and Chief Executive Officer
Date:  November 3, 2003



/s/ Stephen I. Chazen
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Name:  Stephen I. Chazen
Title: Executive Vice President - Corporate Development and Chief Financial
       Officer
Date:  November 3, 2003



A signed original of this written statement required by Section 906 has been provided to Occidental Petroleum Corporation and will be retained by Occidental Petroleum Corporation and furnished to the Securities and Exchange Commission or its staff upon request.